Exhibit 99

                            Joint Filer Information


Name:                      Defiante Farmaceutica, L.D.A.


Address:                   Rua dos Ferreiros
                           260 Funchal
                           Madeira, Portugal - 19000-082


Designated Filer:          Sigma-Tau Finanzaria S.p.A.


Issuer & Ticker Symbol:    SciClone Pharmaceuticals, Inc. (SCLN)


Date of Earliest
Transaction Required
to be Reported:            6/15/05


Signature:                 /s/ Maurizio Terenzi
                           ------------------------------------------
                           Name:  Maurizio Terenzi
                           Title:    Director-Proxy Holder Authorized
                           DEFIANTE FARMACEUTICA, L.D.A.